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                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 2, 2001, in Amendment No. 2 to the Registration Statement (Form S-1 Nos. 333-72930 and 333-72930-01) and related Prospectus of American Equity Investment Life Holding Company and American Equity Capital Trust III for the registration of the cumulative trust preferred securities.

                                        /s/ Ernst & Young LLP

Des Moines, Iowa
December 7, 2001